Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.ss.1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the Form 10-Q) of Citizens Bancorp of Virginia, Inc. (the “Company”), I, Joseph D. Borgerding, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

/s/ Joseph D. Borgerding	Date: November 16, 2009
Joseph D. Borgerding
Chief Executive Officer